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                                                            EXHIBIT NO. 99.10(c)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 33-1657 of MFS Series Trust X, on our reports dated July 8, 2002 appearing in the annual report to shareholders for the year ended May 31, 2002 for MFS(R) Fundamental Growth Fund and MFS(R) Gemini UK Fund, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
September 23, 2002